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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): March 27, 1997



                        ACC CONSUMER FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


       0-27268                                          33-0682821
(Commission File No.)                        (IRS Employer Identification No.)



                       12750 HIGH BLUFF DRIVE, SUITE 320
                          SAN DIEGO, CALIFORNIA 92130
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (619) 793-6300
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ITEM 5.  OTHER EVENTS.

         On April 1, 1997, ACC Consumer Finance Corporation ("Company") issued a press release announcing (i) the closing of the ACC Automobile Trust 1997-A Transaction ("1997-A Transaction") under a new asset-securitization structure,
(ii) the sale of the subordinated notes created as part of the 1997-A Transaction, (iii) the closing of a commercial paper-backed warehouse facility with Alpine Securitization Corporation ("Alpine"), a commercial paper conduit managed by Credit Suisse First Boston, as agent and as lender ("CSFB") and
(iv) the exercise of the Company's option to terminate its repurchase facility with Cargill Financial Services Corporation ("Cargill").

         ASSET-SECURITIZATION

         On March 31, 1997, the Company closed the 1997-A Transaction pursuant to which $75.2 million senior asset-backed notes ("Senior Notes") and $4.8 million in subordinated asset-backed notes ("Subordinated Notes") were privately placed through CS First Boston as the sole placement agent. The Company sold $75 million in nonprime automobile installment contracts ("Contracts") at the closing and may deliver an additional $5 million in Contracts during the second quarter of 1997 under a pre-funding mechanism. The Senior Notes have a fixed interest rate of 6.75% per year and the subordinated Notes have a fixed interest rate of 10.25% per year. The Senior Notes were rated AAA by Standard & Poor's Ratings Services ("S&P") and Aaa by Moody's Investor Services, Inc. ("Moody's") based upon a guaranty of Financial Security Assurance, Inc. ("FSA") and the Subordinated Notes were rated BB by S&P and Bb by Moody's.

         The structure of the 1997-A Transaction differs from the structure of the prior asset securitizations of the Company and should result in the deferral of the Company's tax liabilities from the sale of Contracts through asset securitizations. The new structure is designed to enable the sale of Contracts to an owner's trust to be treated as a gain on sale for accounting purposes, even though the transaction is treated as an issuance of indebtedness for tax purposes. As a result, the Company will not be required to pay income tax on the gain on sale of Contracts in the quarter in which the asset-securitization transaction closes. Instead, the Company will pay income taxes as it receives cash from the excess servicing receivables ("ESRs") retained by Trust in the transaction.

         Under the new structure, ACC Receivables Corp. ("Receivables") sold a pool of Contracts to a Delaware business trust ("Trust") owned by Receivables and ACC Funding Corp., a newly formed special purposes, wholly-owned subsidiary of ACC, in exchange for ESRs and the Subordinated Notes. The Trust then pledged its assets to secure payment of the Senior Notes and the Subordinated Notes issued under an Indenture. In addition, the Indenture required the establishment of a cash reserve fund equal to one percent (1%) of the outstanding balance of Contracts owned by the Trust as additional collateral for the Subordinated Notes.


                                       2.
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         Concurrent with the 1997-A Transaction, FSA and the Company agreed to reset the spread account requirements and increased the trigger levels for all future asset securitizations and all prior transactions other than the 1995-A Transaction. FSA also waived the trigger events that had occurred in the 1995-B and 1996-A Transactions.

         Finally, as reported in the press release, the Company sold the Subordinated Notes for $4.7 million in cash, which demonstrated the liquidity of the Subordinated Notes and the Subordinated Certificates that were reclassified as held-for-sale on the Company's balance sheet as of December 31, 1996.

         COMMERCIAL PAPER-BACKED FACILITY

         On March 27, 1997, the Company entered into a new warehouse facility, with a $100 million limit, to fund the Company's purchase of Contracts on an interim basis before sale of the Contracts through asset-securitizations. The lenders are Alpine and CSFB and the borrower is ACC Liquidity LLC, a newly formed Delaware limited liability company, wholly owned by special purpose subsidiaries of ACC. The facility is secured by Contracts pledged by ACC Liquidity (purchased in a true sale from OFL-A or ACC) and is credit enhanced through a guaranty of FSA. The facility bears interest at the weighted average rate of the commercial paper issued by Alpine plus commissions and expenses, repriced daily (the interest rate on the facility was 7.01% as of March 31, 1997, and 6.01% on April 1, 1997), unless the lenders, in their sole discretion, determine in good faith that the commercial paper rate is unavailable or not desirable and apply a bank rate. In addition, the borrower pays FSA a premium of 45 basis points.

         Advances under the facility are limited to the borrowing base. The borrowing base, which can never be greater than 93% of the eligible Contracts pledged as collateral, is calculated under a complex formula that takes into account, among other factors, the current interest rate for U.S. Treasury securities with a 21 month remaining term (or LIBOR), the weighted average coupon rate on all Contracts owned by the Company and the pricing on the Company asset securitization transactions. As of March 31, 1997, the advance rate was 90.89% of eligible contracts, including a one percent liquidity cash reserve. If Treasury rates or LIBOR rises or the weighted average coupon of Contracts being originated by the Company declines, then the advance rate will decline if all other factors remain the same. A decrease in advance rates will increase the Company's capital requirements for the facility and adversely affect its liquidity.



                                       3.
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         The facility requires the borrower to do a take out financing within four months of the closing of the facility and, thereafter, at least once each six month period. The borrower is obligated by September 27, 1997, to secure from another lender an additional warehouse facility with a minimum facility limit of the lesser of $50 million or 50% of the prior quarter's originations of Contracts. The Company is in the process of procuring a second warehouse facility from a commercial bank or other lender, but there is no assurance that the Company will be able to obtain such a facility on as favorable a terms as either the commercial-paper backed facility or the Cargill repurchase facility that was terminated.

         The events of default under the facility include, among others, a downgrade of the claims paying ability of FSA to less than A or A2 by either S&P or Moody's (FSA is currently rated AAA and AAA by S&P and Moody's, respectively), the average Delinquency Rate (as defined in the facility) exceeding 2.5% during the preceding four months or the occurrence of a servicer event of default. A servicer event of default includes, among others, (i) total delinquencies as a percentage of the Company's servicing portfolio in excess of 8% during the preceding three months or (ii) annualized charge offs as a percentage of average servicing portfolio in excess of 7% during the preceding six months. The lenders have the right to replace ACC as the servicer upon the occurrence of a servicer event of default. Under the agreement, ACC is obligated to give monthly computer tapes to Norwest Bank Minnesota, N.A., which is designated as the custodian for the collateral and lockbox and is the back-up servicer. In the event that FSA is downgraded to AA or AA, then the Company has six months to replace the facility.

         TERMINATION OF REPURCHASE FACILITY

         On March 28, 1997, the Company notified Cargill that it had elected to exercise its option to terminate the Repurchase Facility, effective immediately with the settlement of the outstanding balance on March 31, 1997. As announced in the press release, the termination of the Repurchase Facility will result in a one-time restructuring charge in the Company's first quarter of 1997. The restructuring charge will be an extraordinary item and will reflect the value of the 174,500 shares of unregistered Common Stock of the Company issued to Cargill in exchange for the option to terminate the facility, as well as certain capitalized expenses incurred in connection with the creation of the Repurchase Facility. The restructuring charge will be an after-tax charge of up to $1.1 million, or 12 cents per share.


                                       4.
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         FORWARD-LOOKING INFORMATION AND RISK FACTORS

         This report contains forward-looking information under the Private Securities Litigation Reform Act of 1995, including statements relating to obtaining a second warehouse facility and the amount of the restructuring charge to be taken during the first quarter. Each of such statements is subject to risks and uncertainties that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, the risk factors set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed on March 27, 1997. In addition, the new commercial paper-backed facility is subject to the risk of a downgrade in the claims paying ability of FSA.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)  EXHIBITS

         99.1  Press Release dated April 1, 1997.



                                       5.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 18, 1997                      By:  /s/  ROCCO J. FABIANO
                                               ------------------------
                                                     Rocco J. Fabiano




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                               INDEX TO EXHIBITS


                                                                      PAGE NO.
                                                                      --------
99.1   Press Release dated April 1, 1997



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